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                       UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    January 19, 2006

                       PETMED EXPRESS, INC.
       -----------------------------------------------------
       (Exact name of registrant as specified in its charter)

          Florida               000-28827        65-0680967
---------------------------   -----------     -----------------
State or other jurisdiction   (Commission      (IRS Employer
    of incorporation)         File Number)    Identification No.)

1441 S.W. 29th Avenue, Pompano Beach, Florida    	33069
---------------------------------------------           -----
   (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  (954) 979-5995
                                                    --------------

   -----------------------------------------------------------
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

     On January 19, 2006, PetMed Express, Inc. was served with a Third Amended Complaint in the matter of Yali Golan v. Marc Puleo. The case is now styled Yali Golan v. Marc Puleo and PetMed Express, Inc., Case No. 03-6132-CA (22), as filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. This action is based upon allegations by the plaintiff Yali Golan that Dr. Puleo, who has served as President from our inception until August 1, 2005 and as Chairman of the Board of Directors since our inception in January 1996, individually entered into a written agreement with the plaintiff which in pertinent part granted plaintiff 50% of any salary, stock or stock options received by Dr. Puleo which were not equally received by plaintiff so long as we remain in business (the so-called "General Agreement").

     In earlier pleadings, testimony and statements to Board members, Dr. Puleo has denied the validity of the General Agreement and his purported execution thereof. To date in the litigation, the plaintiff has failed to produce an original document and has supplied only photostatic copies as evidence of the purported General Agreement. A copy of the purported General Agreement has not been found in the Company's records or those of its attorneys, and the Company and its attorneys were not informed of the supposed existence of the General Agreement until after the dispute arose between the plaintiff and Dr. Puleo.

     In earlier rulings prior to our Company being named as a co-defendant, the court found that the plaintiff was a "promoter" of our Company since he had been an alleged co-founder. The court ruled that as the Company had not disclosed the existence of the purported General Agreement when we filed our registration statement on Form 10-SB in January 2000, Regulation S-K of the Securities Exchange Act of 1934 prohibited a "promoter" from obtaining an undisclosed benefit and, accordingly, the purported General Agreement was unenforceable as to any benefits received by Dr. Puleo after the filing of that registration statement. The court has not ruled upon the genuineness of the General Agreement nor has the obligation of Dr. Puleo to comply with the terms of the purported General Agreement previous to the filing of our registration statement in January 2000 been adjudicated.

     In the Third Amended Complaint the plaintiff now alleges that the Company's past and continuing failure to disclose the purported General Agreement in our filings with the SEC has caused the plaintiff to suffer damages as Dr. Puleo continues to receive benefits from the Company which plaintiff asserts are subject to the purported General Agreement and that the plaintiff is not receiving those benefits because of the Company's alleged failure to disclose the purported General Agreement. The plaintiff is seeking a judgment against our Company for specific performance and unspecified damages, pre- and post-judgment interest, court fees and such other relief as the court deems appropriate. The Company believes that, based on information currently available to it, the claims being asserted against it are factually and legally without merit, and the Company intends to vigorously defend against such claims including seeking sanctions against plaintiff and his counsel.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PETMED EXPRESS, INC.

Date:  January 19, 2006          By:  /s/ Menderes Akdag
                                      --------------------------
                                      Menderes Akdag,
                                      Chief Executive Officer and President


                                 By: /s/ Bruce S. Rosenbloom
                                     -------------------------------
                                     Bruce S. Rosenbloom,
                                     Chief Financial Officer